Exhibit 10(2)
                                                                   -------------



                                                   _____________________________


                                     FORM OF
                      NON-QUALIFIED STOCK OPTION AGREEMENT
         UNDER THE CITY SAVINGS FINANCIAL CORPORATION STOCK OPTION PLAN


_____________________________:

     You are hereby granted the option to purchase a total of _________ shares of the Common Stock, without par value ("Common Stock"), of City Savings Financial Corporation (the "Holding Company") over the next ten years and one day pursuant to the Holding Company's Stock Option Plan (the "Plan"), on the following terms and conditions:

     1. The purchase price of the shares of Common Stock subject to this option is $_________ per share. You must pay this purchase price in cash at the time this option is exercised; provided, however that, with the approval of the Holding Company's Stock Option Plan Committee (the "Committee"), beginning on and after ______________________, you may exercise your option by tendering to the Holding Company whole shares of the Holding Company's Common Stock owned by you, or any combination of whole shares of Holding Company Common Stock owned by you and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is exercised by you. For this purpose, any shares so tendered shall be deemed to have a fair market value equal to the mean between the highest and lowest quoted selling prices for the shares on the date of exercise of the option (or if there were no sales on such date the weighted average of the means between the highest and lowest quoted selling prices on the nearest date before and the nearest date after the date of exercise of the option), as reported in The Wall Street Journal or a similar publication selected by the Committee. To exercise this option, you must send written notice to the Holding Company's Secretary at the address noted in
Section 10 hereof. Such notice shall state the number of shares in respect of which the option is being exercised, shall identify the option exercised as a non-qualified stock option, and shall be signed by the person or persons so exercising the option. Such notice shall be accompanied by payment of the full cash option price for such shares or, if the Committee has authorized the use of the stock swap feature provided for above, such notice shall be followed as soon as practicable by the delivery of the option price for such shares. Certificates evidencing shares of Common Stock will not be delivered to you until payment has been made. Under certain circumstances, the Plan permits you to deliver a notice to your broker to deliver the cash to the Holding Company upon the receipt of such cash from the sale of the Holding Company Common Stock. Contact the Secretary of the Holding Company for further information about this procedure if you are interested in it.

     2. The term of this option (the "Option Term") shall be for a period of ten years and one day from the date of this letter, subject to earlier termination as provided in paragraphs 3 and 4 hereof. Except as otherwise provided below, the option shall become exercisable with respect to the first 20% of the total number of shares covered hereby on the first anniversary of the date of this letter, and the option shall become exercisable with respect to the second, third, fourth and fifth 20% of such shares on the second, third, fourth and fifth anniversaries, respectively, of the date of this letter. When the option becomes exercisable with respect to any shares of Common

Stock, those shares may be purchased at any time, or from time to time, in whole or in part, until the Option Term expires, but in no case may fewer than 100 such shares be purchased at any one time, except to purchase a residue of fewer than 100 shares. Notwithstanding the foregoing or any other provision herein, the option may not be exercised during the first six months of the Option Term.

     3. If you are no longer a director  or  director  emeritus  of the  Holding
Company or its subsidiaries because of any reason other than death or disability, you may exercise this option, to the extent it was exercisable at the date you ceased to be a director, in whole or in part at any time within six
(6) months after such date, but not later than the date upon which this option would otherwise expire. If you cease to be a director or director emeritus of the Holding Company or its subsidiaries because of your disability, you may exercise this option in whole or in part at any time within one (1) year after the date you ceased to be a director or director emeritus by reason of such disability, but not later than the date upon which this option would otherwise terminate.

     4. If you die while serving as a director or director emeritus of the Holding Company or its subsidiaries, within six months after you are no longer a director or director emeritus of the Holding Company or its subsidiaries for reasons other than disability, or within one (1) year after the date you ceased to be a director or director emeritus by reason of your disability, this option may be exercised in whole or in part by your executor, administrator, or estate beneficiaries at any time within one (1) year after the date of your death but not later than the date upon which this option would otherwise expire.

     5. This option is non-transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. It may be exercised only by you or your guardian, if any, or, if you die, by your executor, administrator, or beneficiaries of your estate who are entitled to your option.

     6. All rights to exercise this option will expire, in any event, ten years and one day from the date of this letter.

     7. Certificates evidencing shares issued upon exercise of this option may bear a legend setting forth among other things such restrictions on the disposition or transfer of the shares of the Holding Company as the Holding Company may deem consistent with applicable federal and state laws.

     8. Nothing in this option shall restrict the right of the Holding Company or its shareholders to terminate your service as a director at any time with or without cause.

     9. This option is subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. A copy of the Plan has been furnished to you and an additional copy may be obtained from the Holding Company. In the event of any conflict between the provisions of the Plan and the provisions of this letter, the terms, conditions and provisions of the Plan shall control, and this letter shall be deemed to be modified accordingly.

     10. All notices by you to the Holding Company and your exercise of the option herein granted, shall be addressed to City Savings Financial Corporation, 2000 Franklin Street, Michigan City, Indiana 46360-4599, Attention: Secretary, or such other address as the Holding Company may, from time to time, specify.

     11. This option may not be exercised until the Holding Company has been advised by counsel that all other applicable legal requirements have been met.

                                      Very truly yours,

                                      CITY SAVINGS FINANCIAL CORPORATION



                                      By: ______________________________________
                                          ______________________________________



Accepted on the date above written:

______________________________________
______________________________________